Exhibit 99.1

Exela Technologies’ Warrants and Units to be Delisted from the Nasdaq Stock  Market; Common Stock Listing is Unaffected

IRVING, Texas, — Sept. 13, 2017 (GLOBE NEWSWIRE) - Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ:XELA) (NASDAQ:XELAW) (NASDAQ:XELAU), one of the largest global providers of transaction processing solutions and enterprise information management, has announced that it has received a letter from the Listing Qualifications Department of the Nasdaq Stock Market on September 7, 2017 pursuant to Listing Rule IM-5101-2, informing the Company that its warrants did not meet the minimum 400 round lot holder requirements for initial listing, as set forth in Listing Rule 5515(a)(4), and, by extension, the Company’s units (comprised of common stock and warrants) did not qualify for initial listing pursuant to Listing Rule 5225(b)(1)(A). Accordingly, Nasdaq has determined to initiate procedures to delist the Company’s warrants and units from the Nasdaq Stock Market.  The listing of the Company’s common stock, which is traded on the Nasdaq Capital Market under the symbol XELA, is not affected by this action.

The Company does not intend to challenge Nasdaq’s determination regarding the warrants and units.  Accordingly, the Company’s warrants and units will be scheduled for delisting from the Nasdaq Stock Market and will be suspended at the opening of business on September 18, 2017, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s warrants and units from listing and registration on the Nasdaq Stock Market.  The warrants and units will remain listed on the Nasdaq Capital Market under the symbols XELAW and XELAU, respectively, until the warrants and units are delisted.

The shares of common stock and warrants underlying the units may be traded separately, and substantially all of the originally issued units have already been separated.  Holders of the remaining units have the option to continue to hold units or separate their units into the component pieces by having their brokers contact the Company’s transfer agent, Continental Stock Transfer & Trust Company.

Following the delisting, the Company anticipates that the warrants will be eligible to be quoted on either the OTC Bulletin Board or “Pink Sheets”.  No assurance, however, can be made that trading in the Company’s warrants on the OTC Bulletin Board or “Pink Sheets” will commence or be maintained.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Exela: Exela is one of the largest global providers of transaction processing solutions and enterprise information management. We integrate knowledge platforms and technology-enabled services, with proven processes and industry expertise to provide an end-to-end delivery model, turning data into outcomes. Our solutions combine multi-industry and industry-specific enterprise information management platforms (deployed on premise or in the cloud) with decades of experience. We manage data and automate mission-critical business processes to aid in digital transformation. We have made substantial investments in our own IP and industry leading secure operating centers so that we can meet the evolving needs of our clients and the markets they serve. Exela utilizes a secure, cloud enabled global delivery model to serve over 3,500 clients, including more than 60% of the Fortune® 100, across more than 50 countries. We provide solutions and services with approximately 23,000 employees at nearly 1,200 onsite client facilities and through approximately 150 delivery centers strategically located throughout the Americas, Europe, and Asia.

Forward Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the continued listing or quotation of Exela’s securities, and other statements that are not historical facts. These statements are based on Exela management’s current expectations and beliefs, as well as a number of assumptions concerning future events.  These statements are subject to a number of risks and uncertainties regarding Exela’s businesses, and actual results may differ materially.  Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Exela’s Proxy Statement dated June 26, 2017 (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) and its most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at http://www.sec.gov/. There may be additional risks that Exela presently does not know or that Exela currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements or in Exela’s filings with the SEC. Exela anticipates that subsequent events and developments will cause its assessments to change. However, while Exela may elect to update these forward-looking statements at some point in the future, Exela specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

Contact: William Maina, ICR

E: ir@exelatech.com

W: investors.exelatech.com

T: 646-277-1236